Consent of Independent Public Accountants
                    -----------------------------------------


As independent public accountants, we hereby consent to the incoporation of our report included in this Form 10-K/A, dated February 27, 1998, except with respect to Note 6 as to which date is March 31, 1998, into the Company's previously filed Registration Statement File No. 333-6237 on Form S-8 relating to the 1997 Management Stock Option Plan of The Leslie Fay Company Inc. and into the Company's Registration Statement File No. 333-62379 on Form S-8 relating to the 1997 Non-Employee Director Stock Option and Stock Incentive Plan of The Leslie Fay Company, Inc.




/s/ Arthur Andersen LLP
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New York, New York
September 9, 1998